UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2022

Enovix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39753	85-3174357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W. Warren Avenue Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 695-2350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ENVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Executive Officer

On December 23, 2022, Harrold Rust determined that he will retire as President and Chief Executive Officer and as a member of the Board of Directors (the “Board”) of Enovix Corporation (the “Company”), effective as of the date of his successor’s appointment to each such position. Following the date of his successor’s appointment as President and Chief Executive Officer, Mr. Rust will continue to provide services to the Company for a brief transition period in an advisory role which has not yet been determined. Mr. Rust’s decision to retire as President and Chief Executive Officer and as a member of the Board is not the result of any disagreement with the Company regarding the Company’s operations, policies or practices.

Appointment of Principal Executive Officer

On December 29, 2022, the Company announced that Mr. Rust’s successor, Dr. Raj Talluri, had been appointed President and Chief Executive Officer of the Company. Dr. Talluri’s appointment is effective as of, and he is expected to begin serving as the Company’s President and Chief Executive Officer on, January 18, 2023. Dr. Talluri is also expected to be appointed to serve as a member of the Board. Mr. Rust will remain in his positions as the Company’s President and Chief Executive Officer and as a member of the Board until Dr. Talluri’s appointment to each such position.

From March 2018 through December 2022, Dr. Talluri served as Senior Vice President, General Manager, Mobile Business Unit at Micron Technology, a publicly traded global company focused on creating data memory and storage solutions. From February 2009 through March 2018, Dr. Talluri served in various senior executive roles at Qualcomm CDMA Technologies, a publicly traded multinational company focused on designing and manufacturing semiconductors and wireless telecommunications products, including Senior Vice President, General Manager Internet of Things Business Unit, Senior Vice President, Product Management, Applications Processors and Vice President, Product Management, Applications Processors. From 1993 through 2007, Dr. Talluri served in various positions at Texas Instruments, a publicly traded global company focused on designing, manufacturing and embedding semiconductor chips, including General Manager, OMAP, Wireless Terminals Business Unit, General Manager, Imaging and Audio Business, Business Unit Manager, Digital Still Camera Business, Manager, Video Technology, DSP R&D Center and Member Technical Staff, DSP R&D Center. Dr. Talluri received a Ph.D. in Electrical Engineering from University of Texas at Austin in 1993, an M.Eng from Anna University in 1986, and a B.S. in Engineering from Andhra University in 1984.

Pursuant to Dr. Talluri’s offer letter (the “Offer Letter”), Dr. Talluri will receive an annual base salary of $545,000. In addition, Dr. Talluri is eligible for an annual discretionary cash bonus, with a target amount equal to 80% of his base salary, based on the achievement of specific performance goals and subject to the terms and conditions of the Company’s Annual Incentive Plan and the approval of the Board.

Pursuant to the Offer Letter and the Company’s 2021 Equity Incentive Plan, the Compensation Committee of the Board has granted Dr. Talluri a restricted stock unit award to acquire 2,000,000 shares of the Company’s common stock (the “RSU Award”) effective as of, and contingent upon the commencement of Dr. Talluri’s employment. 1/5th of the RSU Award will vest after 12 months of Dr. Talluri’s employment, and the remainder shall vest monthly over four years subject to Dr. Talluri’s continuous service to the Company.

If, at least four months after Dr. Talluri commences his employment with the Company, he is terminated by the Company other than for “Cause,” or Dr. Talluri resigns for “Good Reason,” in each case not in connection with a “Change of Control,” provided such termination or resignation constitutes a “Separation from Service” (each capitalized term as defined in the Offer Letter) (either such termination, a “Talluri Qualifying Termination”), then subject to Dr. Talluri’s execution and non-revocation of a release of claims in a form provided by the Company, among other conditions, (i) Dr. Talluri will receive cash severance in an amount equal to 12 months’ of Dr. Talluri’s base salary in effect as of his separation date, payable in installments commencing on the Company’s first regular payroll date that is more than 60 days following Dr. Talluri’s separation date; (ii) the Company will continue to pay the cost of Dr. Talluri’s health care coverage in effect as of his separation date for a period of 12 months either under the Company’s regular health plan (if permitted), or by paying Dr. Talluri’s COBRA premiums, provided that Dr. Talluri does not obtain health care coverage from another source; (iii) Dr. Talluri will receive a pro-rated amount of his target bonus in effect for the year of termination, payable in a lump sum at the same time annual bonuses are paid to other of the Company’s employees; and (iv) the Company shall accelerate the vesting of the number of then-unvested shares subject to Dr. Talluri’s equity awards that would have vested had his employment continued for 24 months following his separation date ((i) through (iv), the “Severance Benefits”).

If, at any time after Dr. Talluri commences his employment with the Company, in the event of a Talluri Qualifying Termination that occurs within the three months preceding or the 12 months following the closing of a Change of Control, subject to Dr. Talluri’s execution and non-revocation of a release of claims in a form provided by the Company, among other conditions, (i) Dr. Talluri will be entitled to receive the Severance Benefits and (ii) the Company shall accelerate the vesting of 100% of the then-unvested shares subject to Dr. Talluri’s equity awards (after taking into account the accelerated vesting as provided in part (iv) of the Severance Benefits).

The foregoing description is qualified in its entirety by reference to the Offer Letter, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal period ending January 1, 2023.

Except for the Offer Letter, there is no arrangement or understanding between Dr. Talluri and any other person pursuant to which Dr. Talluri was selected as an officer. Dr. Talluri is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with his appointment, Dr. Talluri will execute the Company’s standard form of indemnification agreement for officers, which was filed as Exhibit 10.19 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2022	Enovix Corporation

	By:	/s/ Steffen Pietzke
Steffen Pietzke
Chief Financial Officer